TIDAL ETF TRUST 485BPOS

Exhibit 99.(h)(iv)(20)

TWENTIETH AMENDMENT
TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS TWENTIETH AMENDMENT effective as of the last date in the signature block, to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update Exhibit A to add the Subversive Cannabis ETF and to update the name of the Unlimited Hedge Industry Tracker ETF to the Unlimited HFND Multi-Strategy Return Tracker ETF; and

WHEREAS, the parties desire to amend the fee schedule set forth on Amended Exhibit B to the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

2.	Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twentieth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	SVP

Date:	11/8/2022	Date:	11/10/2022

Amended Exhibit A to the Transfer Agreement

Separate Series of Tidal ETF Trust

Name of Series

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Be Your Own Boss ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF SoFi Web 3 ETF SoFi Smart Energy ETF

RPAR Risk Parity ETF UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF ATAC Equity Leverage Rotation ETF

Gotham Enhanced 500 ETF Gotham 1000 Value ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Rising Rates ETF

Home Appreciation U.S. REIT ETF

Elevate Shares 2X Daily Blockchain ETF
Elevate Shares 2X Daily METV ETF
Elevate Shares 2X Daily BETZ ETF

Newday Ocean Health ETF
Newday Diversity, Equity & Inclusion ETF
Newday Sustainable Development Equity ETF

Ionic Inflation Protection ETF

Constrained Capital ESG Orphans ETF
Constrained Capital ESG Orphans Daily Inverse ETF

Aztlan Global Stock Selection DM SMID ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Noble Absolute Return ETF

God Bless America ETF

Subversive Cannabis ETF

Amended Exhibit B to the Transfer Agent Servicing Agreement – Tidal ETF Trust

Base Fee for Accounting, Sub-Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 where Toroso Asset Management (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund[2]		Basis Points on Trust AUM[2]
Funds 1-5	$45,000	First $250m	5 bps
Funds 6-10	$40,000	Next $250m	4 bps
Funds 11+	$30,000	Next $2b	3 bps
		Balance	2 bps

See Appendix A for Services and Associated Fees in addition to the Base Fee

See Appendix B for Optional Supplemental Services and Associated in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

Appendix A

Accounting, Administration, Transfer Agent Services (in addition to the Base Fee)

Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)

■	$0.08 – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■	$0.50 – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Government Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■	$0.80 – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds
■	$1.00- Bank Loans
■	Derivative Instruments are generally charged at the following rates:
○	$0.90 – Interest Rate Swaps, Foreign Currency Swaps
○	$1.50 – Swaptions
○	$3.00 – Credit Default Swaps
■	Intraday money market funds pricing, up to 3 times per day
■	$500 per Month Manual Security Pricing (>25 per day)

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs and complex derivative instruments, which may result in additional swap set up fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action and Factor Services

Fee for ICE data used to monitor corporate actions

■	Foreign Equity Security per Month
−	$2.00 per Foreign Equity Security
■	Domestic Equity Security per Month
−	$1.00 per Domestic Equity Security – First 1,000 Securities
−	$0.50 per Domestic Equity Security – Next 1,000 Securities
−	$0.25 per Domestic Equity Security – Balance
■	CMOs, Asset Backed, Mortgage Backed Security per Month
−	$1.00 per Security

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

■	$1 per security per month for first 1,000 securities

■	$0.50 per security per month on the next 2,000 securities

■	$0.25 on the balance

SEC Modernization Requirements

■	Form N-PORT – $8,000 per year, per Fund

■	Form N-CEN – $250 per year, per Fund

Chief Compliance Officer Support Fee

■	CCO support annual fee of $3,000 per trust for each U.S. Bank service selected (administration, accounting, transfer agent, custodian)

This fee includes:

■	Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Reporting on Testing of Compliance Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC1 audits of business lines

■	Quarterly 38a-1 certifications to the CCO regarding any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act

■	Quarterly CCO teleconferences and other periodic events and webinars

■	CCO forums held periodically throughout the year in major cities

■	Annual client conference which includes CCO roundtable discussions

■	Note: the CCO Support team does NOT serve as the Fund CCO

Core Tax Services

■	M-1 book-to-tax adjustments at fiscal and excise year-end

■	Prepare tax footnotes in conjunction with fiscal year-end audit

■	Prepare Form 1120-RIC federal income tax return and relevant schedules

■	Prepare Form 8613 and relevant schedules

■	Prepare Form 1099-MISC Forms

■	Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing

■	Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Appendix B

OPTIONAL Services for Regulatory Administration, Fund Accounting, Fund Administration, Portfolio Compliance & Bank Loan Administration (provided by U.S. Bank upon client need and/or request)

Regulatory Administration Service Proposal – in support of external legal counsel

Full Start Up – New Registrant

Negotiated as needed

Above fees are applicable when all new funds are registered in same statutory prospectus.

(Excludes Trust counsel fee; subject to services provided, if applicable)

Additional Regulatory Administration Services – in support of external legal counsel

Negotiated as needed

Note: External legal costs are not included in the above fees.

Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Ongoing Annual Regulatory Administration Services – in support of external legal counsel

Includes annual registration statement update and drafting of supplements:

■	$18,000 for first three active or inactive funds in same statutory prospectus

■	$5,000 for each additional active or inactive fund in the same statutory prospectus

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

■	Postage, if necessary

■	Federal and state regulatory filing fees

■	Expenses from Board of Trustee meetings

■	Third party auditing

■	EDGAR/XBRL filing (may be charged by third-party or U.S. Bank)

■	All other Miscellaneous expenses

Daily Compliance Services

■	Base fee – $20,000 per fund per year

■	Setup – $2,500 per fund group

Section 18 Daily Compliance Testing (for derivatives and leverage)

■	$1,500 set up fee per fund complex

■	$500 per fund per month

Controlled Foreign Corporation (CFC)

■	U.S. Bank Fee Schedule plus $15,000

C- Corp Administrative Services

■	1940 Act C-Corp – U.S. Bank Fee Schedule plus $15,000

■	1933 Act C-Corp – U.S. Bank Fee Schedule plus $25,000

Section 15(c) Reporting

■	$2,000 per fund per standard reporting package*

*Standard reporting packages for annual 15(c) meeting

●	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report

●	Performance reporting package: Peer Comparison Report

■	Additional 15c reporting is subject to additional charges

■	Standard data source – Morningstar; additional charges will apply for other data services

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
● Limited Derivatives User	$200
● Full Derivatives User (no OTC derivatives)	$300
● Full Derivative User (with 1-5 OTC derivatives)	$400
● Full Derivative User (with 5 or more OTC derivatives)	$500

Optional Tax Services

Additional services excluded from the Base Fee are:

■	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $5,000 per year

■	Additional Capital Gain Dividend Estimates – (First two included in core services) – $1,000 per additional estimate

■	State tax returns - (First two included in core services) – $1,500 per additional return

Tax Reporting – C-Corporations

Federal Tax Returns

■	Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $25,000

■	Prepare Federal and State extensions (If Applicable) – Included in the return fees

■	Prepare provision estimates – $2,000 Per estimate

State Tax Returns

■	Prepare state income tax returns for funds and blocker entities – $1,500 per state return

●	Sign state income tax returns – $2,000 per state return

●	Assist in filing state income tax returns – Included with preparation of returns

●	State tax notice consultative support and resolution – $1,000 per fund

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Equity & Fixed Income Attribution Reporting

■	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Bank Loan Administration and Custody Services Fee Schedule

Setup Fees

■	One time on-boarding fee: $5,000

■	Includes:

●	AML/KYC

●	Transaction Agreement Review (non legal)

●	Accounts

●	Custom Reporting/Data Feed Setups

●	SWIFT setup if required

●	Asset setup and review

●	CIDD onboarding

●	Pivot Setup

Annual Administration Fees:

3.0  basis points

■	U.S. Bank will receive funds for distribution or will liquidate permitted investments at least one business day prior to distribution date and U.S. Bank will have the benefit of the reinvestment income.

Securities custody at a separate fee and service schedule.

Extraordinary Expenses are Payable to U.S. Bank for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of Business. Payment of extraordinary expenses is appropriate where particular inquiries, events or developments are unexpected (including, but not limited to, Counsel Fees, travel, postage, customized reporting, amendments, discharges, liquidations and refinancings), even if the possibility of such things could have been identified at the inception of the transaction. We do reserve the right to amend our fees, upon mutual agreement following a review of final documents if any material additional responsibilities are identified.

*Subject to annual CPI increase– All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Bank Loan Document Custody Fee Schedule

■	$1,500 – Acceptance Fees (Review and execution of transaction documents)

■	$10 – File Certification Fees (Per file)

■	$2 – File Maintenance & Storage Fees (Per file per month)

■	$3 – Insert Fee (Per document inserted)

■	$7.50 – Release Fees (Per each file/document released)

■	$5 – Transfer Fees (Per occurrence)

■	$8 – File Reinstatement Fees (Per Each File/Document Reinstatement Transaction Processed)

■	$2 – Fees for each document released and returned:

■	$1 – Photocopies (Per page for copies upon customer request)

■	$1 – Facsimiles (Upon customer request)

■	$350 – Audit/Due Diligence (Per day for review in connection with an audit or due diligence examination upon customer request)

■	$10 – Research Fees (Per file upon customer request)